Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

IDT Corporation

Newark, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 16, 2017, relating to the consolidated financial statements and the effectiveness of IDT Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2017.

/s/ BDO USA, LLP

BDO USA, LLP

Woodbridge, New Jersey

October 16, 2017